Exhibit 99

Applied Energetics Announces the Death of President and Acting Chief Executive Officer, Thomas C. Dearmin

GlobeNewswire•August 6, 2018

TUSCON, AZ, Aug. 06, 2018 (GLOBE NEWSWIRE) -- Energetics, Inc. (AERG), www.aergs.com announced today that President and Acting Chief Executive Officer, Thomas C. Dearmin, died due to unexpectedly severe complications from a recent illness on August 3, 2018 in Orange County, CA. Board member Brad Adamczyk commented, “It is with great sorrow that we announce the untimely passing of our dear friend and CEO. Tom was, and always will be, the symbol of Applied Energetics core values and dedication to our employees and partners. Tom was a larger-than-life figure who brought his remarkable passion, experience and energy to Applied Energetics. On behalf of our board of directors, management team and employees, we extend our deepest sympathies to Tom’s family.”

Applied Energetics’ board of directors will assume the responsibilities of Mr. Dearmin today to ensure the continuity of its strategic direction and operations while it undertakes a search for a successor.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all intellectual property rights to the development and use of Laser Guided Energy (LGE) technology, and related solutions for commercial, defense and security applications.

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward looking words such as “may”, “believe”, “will”, “expect”, “project”, “anticipate”, “estimates”, “plans”, “strategy”, “target”, “prospects” or “continue”, and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Contact:

FOR FURTHER INFORMATION CONTACT:

Kevin McGrath

Director of Investor Relations

(646) 418-7002

Or

Applied Energetics, Inc.

2480 W Ruthrauff Road, Suite 140Q

Tucson, AZ 85705

(520) 628-7415

www.aergs.com